UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 19, 2012 (September 18, 2012)

MEMORIAL PRODUCTION PARTNERS LP

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35364	90-0726667
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 McKinney, Suite 2100 Houston, Texas		77010
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 588-8300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Purchase Agreement

On September 18, 2012, Memorial Production Partners LP (the “Partnership”) issued a press release announcing that the Partnership, through Memorial Production Operating LLC (“Operating”), its wholly-owned subsidiary, entered into a definitive purchase and sale agreement (the “Purchase Agreement”), with Goodrich Petroleum Company, L.L.C. and Goodrich Petroleum Corporation to acquire certain oil and natural gas properties located in East Texas for $95.0 million in cash consideration, subject to customary closing conditions and post-closing adjustments (the “Acquisition”). The Acquisition consideration will be funded through borrowings under the Partnership’s revolving credit facility.

The Purchase Agreement contains representations and warranties, covenants and indemnification provisions that are typical for transactions of this nature. The transactions contemplated by the Purchase Agreement are expected to close on or about September 28, 2012, subject to certain third party approvals and other customary closing conditions.

The foregoing summary of the Purchase Agreement does not purport to be complete, and is qualified in its entirety by reference to the Purchase Agreement filed as Exhibit 2.1 hereto and incorporated herein by reference.

Second Amendment to Credit Agreement

On September 18, 2012, in connection with the Acquisition, the Partnership, Operating, Wells Fargo Bank, National Association, as administrative agent (the “Administrative Agent”), and the other parties thereto entered into a second amendment to the Credit Agreement, dated as of December 14, 2011 (as amended by the First Amendment to Credit Agreement, the “Credit Agreement”), by and among the Partnership, Operating, the Administrative Agent, JPMorgan Chase Bank, N.A., as syndication agent for the lenders party thereto, Citibank, N.A. and Comerica Bank, as co-documentation agents for the lenders party thereto, and the other lenders party thereto (the “Second Amendment”). The Second Amendment, among other things, (i) increases the Borrowing Base (as defined in the Credit Agreement) to $380,000,000 upon consummation of the Acquisition and (ii) provides the Partnership with the ability to incur certain second lien indebtedness.

The foregoing summary of the Second Amendment does not purport to be complete, and is qualified in its entirety by reference to the Second Amendment filed as Exhibit 10.1 hereto and incorporated herein by reference.

A copy of the press release is furnished as Exhibit 99.1.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Second Amendment above under Item 1.01 is incorporated in this Item 2.03 by reference. A copy of the Second Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On September 18, 2012, the Partnership issued a press release announcing the Acquisition. A copy of the press release is furnished as Exhibit 99.1.

The information in Item 7.01 of this Current Report on Form 8-K and the attached Exhibit 99.1 is being “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any Partnership filing, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

2.1*	Purchase and Sale Agreement, dated as of September 18, 2012, by and among Memorial Production Operating LLC, Goodrich Petroleum Company, L.L.C. and Goodrich Petroleum Corporation

10.1*	Second Amendment to Credit Agreement, dated as of September 18, 2012, by and among Memorial Production Partners LP, Memorial Production Operating LLC, Wells Fargo Bank, National Association, as administrative agent for the lenders party thereto, JPMorgan Chase Bank, N.A., as syndication agent for the lenders party thereto, Citibank, N.A. and Comerica Bank, as co-documentation agents for the lenders party thereto, and the other lenders party thereto

99.1	Press release dated September 18, 2012

* The schedules to this agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Partnership will furnish copies of such schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEMORIAL PRODUCTION PARTNERS LP

	By:	Memorial Production Partners GP LLC, its general partner

Date: September 19, 2012	By:	/s/ John A. Weinzierl
John A. Weinzierl
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1*	Purchase and Sale Agreement, dated as of September 18, 2012, by and among Memorial Production Operating LLC, Goodrich Petroleum Company, L.L.C. and Goodrich Petroleum Corporation

10.1*	Second Amendment to Credit Agreement, dated as of September 18, 2012, by and among Memorial Production Partners LP, Memorial Production Operating LLC, Wells Fargo Bank, National Association, as administrative agent for the lenders party thereto, JPMorgan Chase Bank, N.A., as syndication agent for the lenders party thereto, Citibank, N.A. and Comerica Bank, as co-documentation agents for the lenders party thereto, and the other lenders party thereto

99.1	Press release dated September 18, 2012

* The schedules to this agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Partnership will furnish copies of such schedules to the Securities and Exchange Commission upon request.